AMENDMENT TO THE SUBCUSTODIAN AGREEMENT



     AMENDMENT entered into as of this 26th day of August, 1996 to the Subcustodian Agreement among FIRSTAR TRUST COMPANY (the "Custodian") and the STRONG FUNDS (the "Funds") listed in Appendix B and BROWN BROTHERS HARRIMAN & CO. (the "Subcustodian") dated as of December 22, 1993 (the "Agreement").

     In consideration of the Subcustodian's offering subcustodial services to the Custodian and the Funds in Russia, the Custodian the Funds and the Subcustodian agree that the Agreement is hereby amended as follows:


     1. Section 2. 1, Safekeeping, is amended by the addition of the following phrase at the end of said Section:

     "provided, however, that the Subcustodian's responsibility for safekeeping equity securities of Russian issuers ("Russian Equities") hereunder shall be limited to the safekeeping of relevant share extracts from the share registration books maintained by the entities providing share registration services to issuers of Russian Equities (each a "Registrar") indicating an investor's ownership of such securities (each a "Share Extract")."



     2. Section 2.3, Registration, is amended by the addition of the following at the end of said Section:

     "However, with respect to Russian Equities, the Subcustodian shall instruct a Sub-Subcustodian to ensure that registration thereof shall be reflected on the books of the issuer's Registrar, subject to the following conditions, but shall in no event be liable for losses or costs incurred as a result of delays or failures in the registration process, including without limitation the inability to obtain or enforce relevant Share Extracts, unless such delays or failures are due to the Subcustodian's or Sub-Subcustodian's negligence, fraud, or willful default. Such registration may be in the name of a nominee of a Sub-Subcustodian. In the event registration is in the name of a Fund, such Fund hereby acknowledges that only the Subcustodian or Sub-Subcustodian may give instructions to the Registrar to transfer or engage in other transactions involving the Russian Equities so registered.



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     A Sub-Subcustodian may from time to time enter into contracts with
Registrars with respect to the registration of Russian Equities ("Registrar Contracts"). The Subcustodian shall provide the Funds with a list of the Russian Equities with respect to which the Sub-Subcustodian has entered into a Registrar Contract, and will promptly provide the Funds with updates to that list whenever the Sub-Subcustodian enters into any new Registrar Contracts. Such Registrar Contracts will include (i) regular share confirmations by the Sub-Subcustodian, (ii) reregistrations within set timeframes, (iii) use of a Sub-Subcustodian's nominee name, (iv) direct access by auditors of the Sub-Subcustodian or its clients to share registers, and (v) specification of

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

the Registrar's responsibilities and liabilities. It is hereby acknowledged and agreed that the Subcustodian does not represent or warrant that such Registrar Contracts are enforceable.
     If a Fund instructs the Subcustodian to settle a purchase of a Russian Equity, the Subcustodian will instruct a Sub-Subcustodian to use reasonable efforts to reregister the Russian Equity and obtain a Share Extract in a timely manner.
     After completion of reregistration of a Russian Equity in respect of which a Sub-Subcustodian has entered into a Registrar Contract, the Subcustodian shall instruct the Sub-Subcustodian to monitor such registrar using reasonable efforts and to promptly notify the Subcustodian upon the Sub-Subcustodian's obtaining knowledge of the occurrence of any of the following events ("Registrar Events"): (i) a Registrar has eliminated a shareholder from the register or has altered registration records; (ii) a Registrar has refused to register securities in the name of a particular purchaser and the purchaser or seller has alleged that the registrar's refusal to so register was unlawful;
(iii) a Registrar holds for its own account shares of an issuer for which it serves as registrar; (iv) if a Registrar Contract is in effect with a Registrar, and the Registrar notifies the Sub-Subcustodian that it will no longer be able materially to comply with the terms of the Registrar Contract; or the Subcustodian has actual knowledge that a registrar has engaged in conduct that indicates it will not materially comply with the provisions. or
(v) if the Registrar has materially breached such Contract. The Subcustodian shall promptly infonn the Fund of the occurrence of a Registrar Event provided the Subcustodian has actual notice of the Registrar Event.
     It shall be the sole responsibility of the Custodian and each Fund to promptly contact the Subcustodian prior to executing any transaction in a Russian Equity to determine whether a Registrar Contract exists in respect of an issuer not included on the list provided to the Fund.
     If a Fund instructs the Subcustodian by Proper Instruction to settle a purchase of a Russian Equity in respect of which the Sub-Subcustodian has not entered into a Registrar Contract, then the Subcustodian shall instruct the Sub-Subcustodian to endeavor to settle such transaction in accordance with the Proper Instruction and with the provisions of Section 2.4 of this Agreement, notwithstanding the absence of any such Registrar Contract and subject to the requirement that the Subcustodian provide and promptly update the Registrar Contract list with the respect to Russian Equities and without the Subcustodian being required to notify the Fund that no such Registrar Contract is then in effect, and it being understood that neither the Subcustodian nor the Sub-Subcustodian shall be required to follow the procedure set forth in the second preceding paragraph."



     3. Section 2.4, Purchases, is amended by the addition of the following at the end of said Section:


     "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of purchases of securities in Russia. Unless otherwise instructed by Proper Instructions acceptable to the Subcustodian, the Subcustodian shall

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     only authorize a Sub-Subcustodian to make payment for purchases of Russian

Equities upon receipt of the relevant Share Extract in respect of the Fund's purchases. With respect to securities other than Russian Equities, settlement of purchases shall be made in accordance with securities processing or settlement practices which the Subcustodian in its discretion determines to be a market practice. Subject to the exercise of reasonable care, the Subcustodian shall only be responsible for securities purchased upon actual receipt of such securities at the premises of its Sub-Subcustodian, provided that the Subcustodian's responsibility for securities represented by Share Extracts shall be limited to the safekeeping of the relevant Share Extract upon actual receipt of such Share Extract at the premises of the Sub-Subcustodian."



     4. Section 2.5, Exchanges, is amended by inserting after the word "exchange" in the second line thereof, the following phrase:

     ", in accordance with the registration procedures described in Section 2.3, of this Agreement,"



     5. Section 2.6 Sales of Securities, is amended by the addition of the following at the end of said Section:

     "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of sales of securities in Russia. Unless otherwise expressly instructed by Proper Instructions acceptable to the Subcustodian, settlement of sales of securities shall be made in accordance with securities processing or settlement practices which the Subcustodian in its discretion determines to be a market practice. Each Fund hereby expressly acknowledges that such market practice might require delivery of securities prior to receipt of payment and that the Fund bears the risk of payment in instances where delivery of securities is made prior to receipt of payment therefor in accordance with Proper Instructions received by the Subcustodian or pursuant to the Subcustodian's determination in its discretion that such delivery is in accordance with market practice. Subject to the exercise of reasonable care, the Subcustodian shall not be responsible for any securities delivered from the premises of the Sub-Subcustodian from the time they leave such premises."



     6. Section 2.8, Exercise of Rights; Tender Offers, is replaced in its entirety with the following:



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


     Section 2.8, Exercise of Rights Tender Offers -- Upon timely receipt of Proper Instructions, to use reasonable efforts to take any action required by the terms of a rights offer, tender offer, put, call, merger, consolidation, reorganization or other corporate action affecting securities held on behalf of a Fund. The Subcustodian shall use reasonable efforts to act on such Proper Instructions but will not be held liable for any losses or costs incurred as a

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

result of such actions or as a result of the Subcustodian's inability for reasons beyond its control to take the actions requested by such Proper Instructions, provided however, that the Subcustodian or Sub-Subcustodian was not negligent in performing its duties under this section. The Subcustodian shall promptly inform the Fund whenever it is unable to take any actions requested by Proper Instructions."



     7. Section 2.9 Stock Dividends, Rights, Etc., is modified by the addition of the following paragraph at the end of said Section:

     "With respect to Russian Equities, to request a Sub-Subcustodian to obtain a Share Extract with respect to all Russian Equities issued by reason of a stock dividend, bonus issue or other distibution resulting from a corporate action not requiring instructions from the shareholder of the security, provided that the Subcustodian shall not be responsible for its inability to obtain any such Share Extract or for the failure of a Registrar or any agent thereof to record the Fund's ownership on the issuer's records, unless such inability is due to the negligence, fraud, or willful default of the Subcustodian or Sub-Subcustodian or Agent selected by the Subcustodian or Sub-Subcustodian"




     8. Section 3 Powers and Duties of the Subcustodian with Resi)ect to the Appointment of Secondary, Sub-Subcustodians, is modified by the insertion of the following at the end of the first paragraph of Section 3:

     "With respect to Russia, each Fund hereby expressly acknowledges that a Sub- Subcustodian for Russian securities may utilize the services of Rosvneshtorgbank (also called Vneshtorgbank RF) ("VTB") which, as of the date of this amendment, meets the requirements of Rule 17f-5 under the Investment Company Act of 1940. The Custodian and each Fund acknowledge that the rights of the Sub-Subcustodian against the VTB may consist only of a contractual claim. Neither the Subcustodian nor the Sub-Subeustodian shall be responsible or liable to the Custodian or a Fund or its shareholders for the acts or omissions of the VTB unless any loss results from the negligence, fraud or willful default of the Subcustodian or Sub-Subcustodian.. In the event of a loss of securities or cash held on behalf of a Fund through the VTB, the Subcustodian shall not be responsible to the Custodian, a Fund or its shareholders unless and to the extent it in fact recovers from the Sub-Subcustodian."


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




     9. Section 6.2 Liability of the Subcustodian with Respect to Use of Securities Systems and Foreign Depositories, is amended by the insertion of the following at the end of said Section:


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


     "Notwithstanding anything in this Agreement to the contrary, neither the Subcustodian nor the Sub-Subcustodian shall be responsible or liable to the Custodian a Fund or its shareholders for the acts or omissions of a Foreign Depository in Russia, and in addition, neither the Subcustodian nor a Sub-Subcustodian shall be responsible or liable to the Custodian, a Fund or its shareholders for the failure of the Subcustodian or Sub-Subcustodian to assert rights effectively against any such Foreign Depository unless due to the negligence, fraud, or willful default of the Subcustodian or Sub-Subcustodian."



     10. The first paragraph of Section 6.4, Standard of Care; Liability; Inderrmification, is replaced in its entirety with the following:

     "The Subcustodian shall be held only to the exercise of reasonable care in carrying out the provisions of this Agreement, provided that the Subcustodian shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. With respect to securities issued by Russian issuers or settlement in Russia of securities transactions, reasonable care shall mean reasonable practices under the circumstances as measured by prevailing custodial practices wnong international financial institutions in Russia, and negligence as used herein shall mean the failure to exercise reasonable care as defined in this sentence. The Subcustodian shall in no event be liable for consequential or indirect losses or from loss of goodwill.
     "Notwithstanding the foregoing, the Subcustodian shall have no liability in respect of any loss, damage or expense suffered by the Custodian a Fund or any shareholder of a Fund insofar as such loss, damage or expense arises from investment risk inherent in investing in capital markets or in holding assets in a particular country or jurisdiction, including without limitation, (i) political, legal, economic, settlement and custody infrastructure, and currency and exchange rate risks; (ii) investment and repatriation restrictions; (iii) a Fund's inability to protect and enforce any local legal rights including rights of title and beneficial ownership; (iv) corruption and crime in the local market; (v) unreliable information which emanates from the local market; (vi) volatility of banking and financial systems and infrastructure; (vii) bankruptcy and insolvency risks of any and all local banking agents, counterparties to cash and securities transactions or registrars or transfer agents; and (vii) risk of issuer insolvency or default.
     "It is understood that no Registrar, whether or not any such Registrar has entered into a contract or other arrangement with a Sub-Subcustodian or Foreign Depository, is or shall be considered or deemed to be a Foreign Depository or an agent of the Subcustodian or any Sub-Subcustodian, aud accordingly neither the Subcustodian nor the Sub-Subcustodian shall be responsible for or liable to the Custodian, a Fund or to the shareholders of a Fund for the acts or omissions of any such Registrar unless such acts or omissions result from the negligence, fraud or willful default of the Subcustodian or Sub-Subcustodian. It is also agreed that each Fund shall be responsible for preparation and filing of tax returns, reports and other
     documents on any activities it undertakes in Russia which are to be filed with any relevant governmental or other authority and for the payment of any taxes, levies, duties or similar liability the Fund incurs in respect of property held or sold in Russia or of payments or distributions received
     in respect thereof in Russia. Accordingly, the Custodian and each Fund hereby agree to indemnify and hold harmless the Subcustodian from any loss,
     cost or expense resulting from the imposition or assessment of any such tax, duty, levy or liability or any expenses related thereto."



     11. A new Section 15., Risk Disclosure Acknowledgment, is added at the end of the present Section 14:

     "Each Fund hereby acknowledges that it has received, has read and has understood the Subcustodian's Risk Disclosure Statement, a copy of which is attached hereto and is incorporated herein by reference. Each Fund further acknowledges that the Risk Disclosure Statement is not comprehensive, and warrants and represents to the Subcustodian that it has undertaken its own review of the risks associated with investment in Russia and has concluded that such investment is appropriate for the Fund and in no way conflicts with the Fund's constitutive documents, investment objective, duties to its shareholders or with any regulatory requirements applicable to the Fund."



12. A new Section 16., Registrar System Reports, is added at the end of the new section 15:



     "Credit Suisse (Moscow) Ltd., a Sub-Subcustodian will prepare for distribution to the Board of Directors a quarterly report identifying any concerns Credit Suisse (Moscow) Ltd. has regarding the Russian share registration system that should be brought to the Board of Directors' attention. This report will include detailed information regarding the steps Credit Suisse (Moscow) Ltd. has taken during the reporting period to ensure that the Fund's interests continue to be appropriately recorded. This duty to report will commence upon Board of Director approval of investment in Russia. The first quarterly report will be submitted to the Board of Directors after the first full quarter of the Fund's investment in Russia. Each report will contain only new information from the date of the last quarterly report."



Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.



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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


FIRSTAR TRUST COMPANY                              BROWN BROTHERS HARRIMAN & CO.

/s/ Joe D. Redwine                                  /s/ Stokley P. Towles
- ---------------------------
--------------------------
Name: Joe D. Redwine                                Name: Stokley P. Towles
Title: First Vice President                         Title: Partner




STRONG FUNDS LISTED IN APPENDIX B




/s/ John S. Weitzer
- ---------------------------
Name: John S. Weitzer
Title: Vice President

                                  APPENDIX B
                       (REVISED AS OF DECEMBER 30,1996)


     Strong Total Return Fund, Inc.
     Strong Discovery Fund, Inc.
     Strong Opportunity Fund, Inc.
     Strong Advantage Fund, Inc.
     Strong Short-Term Bond Fund, Inc.
     Strong Corporate Bond Fund, Inc.
     Strong Asset Allocation Fund, Inc.
     Strong Common Stock Fund, Inc.

     Strong Special Fund II, Inc.
     Strong Money Market Fund, Inc.
     Strong Variable Insurance Funds, Inc.
     Strong Advantage Fund II
     Strong Variable Insurance Funds, Inc.
     Strong Asset Allocation Fund  II
     Strong Variable Insurance Funds, Inc.
     Strong Discovery Fund II
     Strong Variable InsuranceFunds, Inc.
     Strong Growth Fund II
     Strong Equity Funds, Inc.
     Strong Growth Fund
     Strong Equity Funds, Inc.
     Strong Small Cap Fund
     Strong Equity Funds, Inc.
     Strong Mid Cap Fund
     Strong Conservative Equity Funds, Inc.
     Strong American Utilities Fund
     Strong Conservative Equity Funds, Inc.
     Strong Equity Income Fund
     Strong Conservative Equity Funds, Inc.
     Strong Growth and Income Fund
     Strong Income Funds, Inc.
     Strong High-Yield Bond Fund
     Strong Institutional Funds, Inc.
     Strong Institutional Bond Fund


FIRSTAR TRUST COMPANY                BROWN BROTHERS HARRIMAN & CO

By: /s/                              Per Pro: /s/
   -----------------------                   ---------------------


Title: Vice President

FUNDS LISTED ABOVE

By: /s/
   ----------------

Title: Vice President

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